Exhibit 99.1

Restoration Robotics® Reports Financial Results for the Fourth Quarter and Full Year 2018

Reports Fourth Quarter Revenue of $6.7 million, Up 14% Year-Over-Year

SAN JOSE, Calif., March 15, 2019 (GLOBE NEWSWIRE) – Restoration Robotics, Inc. (NASDAQ: HAIR), a global leader in robotic hair restoration, announced today financial results for the fourth quarter and full year ended December 31, 2018.

Highlights:

•	Reported fourth quarter 2018 revenue of $6.7 million, up 14% year over year and 38% since the third quarter, primarily due to the sale of 17 ARTAS® Systems worldwide
•	Achieved full year 2018 revenue of $22.0 million, up 3% year-over-year
•	Launched ARTAS iX™ Robotic Hair Restoration System with implantation functionality in July 2018
•	Completed follow-on public offering of common stock for gross proceeds of $17.3 million in August 2018
•	Appointed board member and aesthetic industry commercial expert Keith Sullivan as Interim Chief Commercial Officer in November 2018
•	Secured $5.0 million from the issuance of convertible promissory notes to certain members of the Board of Directors in February 2019

Fourth Quarter and Full Year 2018 Financial Results

Revenue in the fourth quarter of 2018 was $6.7 million, a 14% increase from $5.9 million in the fourth quarter of 2017. Revenue for 2018 was $22.0 million, a 3% increase from $21.3 million for 2017.

Gross margin in the fourth quarter of 2018 was 39% compared to 47% in the fourth quarter of 2017. Gross margin for 2018 was 43%, flat from full year 2017. The change in gross margin for the fourth quarter and year-over-year was primarily driven by the implementation of certain cost efficiencies, which were partially offset by higher initial manufacturing, warranty and other costs associated with ARTAS® iX.

Operating expenses in the fourth quarter of 2018 were $9.8 million, a 50% increase from $6.6 million in the fourth quarter of 2017. Operating expenses for 2018 were $35.4 million, an increase of 34% from $26.4 million for 2017. The increase in operating expenses in both periods was largely due to increased investments in the Company’s sales and marketing initiatives and reserves that were made for customers’ accounts receivable primarily outside of the United States.

128 Baytech Drive     |      San Jose, CA 95134     |      T +1 408.883.6888

Exhibit 99.1

Net loss for the fourth quarter of 2018 was $(8.0) million or $(0.20) per share, compared with a net loss of $(1.1) million, or $(0.04) per share, for the fourth quarter of 2017. Net loss for the full year 2018 was $(28.7) million or $(0.86) per share, compared to $(17.8) million or $(2.42) per share for the full year 2017.

Total cash and cash equivalents were $16.1 million as of December 31, 2018. Cash and cash equivalents as of December 31, 2018 does not include the proceeds of $5.0 million from the Company’s issuance of Convertible Promissory Notes finalized on February 28, 2019.

About Restoration Robotics

Restoration Robotics, Inc., is a medical device company developing and commercializing the ARTAS® and ARTAS iX™ Robotic Hair Restoration System. The ARTAS Systems are the first and only physician-assisted robotic systems to dissect and assist in the harvesting of follicular units directly from the scalp, create recipient implant sites using proprietary algorithms and, in the case of the ARTAS iX System, robotically implant the hair follicles into the designated sites. The Company has unique expertise in machine vision, image guidance, visual servoing and robotics, as well as developing intuitive interfaces to manage these technologies.

Forward-Looking Statements

Statements made in this press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: the progress of our commercialization, marketing and manufacturing capabilities; the number of ARTAS Systems we sell; the timing or likelihood of regulatory filings and approvals for ARTAS for use in transplanting of hair; and our potential delisting from Nasdaq, including reduced trading liquidity and market price of our common stock. These factors, together with those that are described in greater detail in our Annual Report on Form 10-K for the year ended 2017 filed on March 5, 2018 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2018 filed on November 5, 2018, as well as any reports that we may file with the SEC in the future, including our Annual Report on Form 10-K for the year ended 2018 may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our

128 Baytech Drive     |      San Jose, CA 95134     |      T +1 408.883.6888

Exhibit 99.1

forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

Media Contact

The Ruth Group
Kirsten Thomas

kthomas@theruthgroup.com
646-536-7000

Investor Contact
The Ruth Group
Brian Johnston
bjohnston@theruthgroup.com
646-536-7000

128 Baytech Drive     |      San Jose, CA 95134     |      T +1 408.883.6888

Exhibit 99.1

RESTORATION ROBOTICS, INC.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue	$6,658	$5,856	$21,956	$21,297
Cost of revenue	4,088	3,097	12,450	12,150
Gross profit	2,570	2,759	9,506	9,147
Operating expenses:
Sales and marketing	5,057	3,653	18,204	14,390
Research and development	2,088	1,557	8,374	7,135
General and administrative	2,674	1,355	8,834	4,904
Total operating expenses	9,819	6,565	35,412	26,429
Loss from operations	(7,249)	(3,806)	(25,906)	(17,282)
Other income (expense), net:
Interest expense	(735)	(420)	(2,224)	(2,027)
Gain on sale of investment	—	1,851	—	1,851
Other income (expense), net	18	1,317	(549)	(328)
Total other income (expense), net	(717)	2,748	(2,773)	(504)
Net loss before provision for income taxes	(7,966)	(1,058)	(28,679)	(17,786)
Provision for income taxes	15	6	47	56
Net loss	$(7,981)	$(1,064)	$(28,726)	$(17,842)
Net loss per share, basic and diluted	$(0.20)	$(0.04)	$(0.86)	$(2.42)
Weighted-average shares used in computing net loss per share, basic and diluted	40,676,512	24,482,912	33,512,181	7,382,715

128 Baytech Drive     |      San Jose, CA 95134     |      T +1 408.883.6888

Exhibit 99.1

RESTORATION ROBOTICS, INC.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	December 31	December 31
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,122	$23,545
Accounts receivable, net of allowance	6,569	3,864
Inventory	5,522	2,761
Prepaid expenses and other current assets	1,278	1,562
Total current assets	29,491	31,732
Property and equipment, net	1,299	1,138
Restricted cash	83	100
Other assets	100	—
TOTAL ASSETS	$30,973	$32,970
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,815	$2,044
Accrued compensation	1,771	1,630
Other accrued liabilities	2,337	1,125
Deferred revenue	1,407	1,517
Current portion of long-term debt, net	49	7,730
Total current liabilities	9,379	14,046
Other long-term liabilities	594	459
Long-term debt, net	19,418	5,271
TOTAL LIABILITIES	29,391	19,776

Convertible preferred stock, $0.0001 par value; 10,000,000 shares authorized, and no shares issued and outstanding as of December 31, 2018 and December 31, 2017	—	—
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value; 300,000,000 shares authorized as of December 31, 2018 and December 31, 2017; 40,677,012 and 28,940,282 shares issued and outstanding as of December 31, 2018 and December 31, 2017	4	3
Additional paid-in capital	194,841	177,757
Accumulated other comprehensive loss	(50)	(79)
Accumulated deficit	(193,213)	(164,487)
TOTAL STOCKHOLDERS’ EQUITY	1,582	13,194
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,973	$32,970

128 Baytech Drive     |      San Jose, CA 95134     |      T +1 408.883.6888